U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         MAY 8, 2006
                                                --------------------------------


                              THERMODYNETICS, INC.
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             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-10707                 06-1042505
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(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

         651 DAY HILL ROAD, WINDSOR, CONNECTICUT               06095
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         (Address of principal executive offices)            (Zip Code)



                                  860-683-2005
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                         (Registrant's telephone number)

                                      N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As of May 8, 2006 completed an offering and sale of shares of Turbotec Products PLC ("PLC"), a subsidiary of Thermodynetics, was made to UK institutional investors (the "PLACING"). Dawnay, Day Capital Markets ("DDCM") placed and sold 5,594,366 Ordinary Shares of the PLC at the price of 85 pence per Ordinary Share. Of these Ordinary Shares, 2,797,183 shares were issued and sold by the PLC and 2,797,183 shares were sold by the Company. The shares are now listed, and are trading under the symbol TRBO, on the AIM Market of the London Stock Exchange. In connection with these transactions, the Company's operating subsidiary, Turbotec Products, Inc. ("TURBOTEC"), became a wholly-owned subsidiary of the PLC, and the Company became a 56.32% owner of the PLC; an aggregate 12,806,773 shares of the PLC were issued and outstanding.

PLACING AGREEMENT

         Pursuant to the Placing Agreement, Exhibit 10.1 hereto, released from escrow on May 8, 2006, DDCM has sold all such Ordinary Shares to certain eligible investors located outside the United States. The closing of the offering was contingent upon, among other things, the listing of the PLC's ordinary shares for trading on the AIM Market of the London Stock Exchange. Notification of the acceptance of the listing of the Ordinary Shares of the PLC on the AIM Market was received on or about May 8, 2006.

         In addition, the Company has agreed that for the next 24 months it will not dispose of any more Ordinary Shares except through DDCM or except with the consent of Dawnay, Day Corporate Finance Limited ("DDCF"). Further, the Company has agreed to indemnify DDCM against certain claims that may arise in connection with breaches of certain warranties related to the Placing. Liability of the Company under the Placing Agreement is limited to the gross proceeds received by the Company from the Placing as well as the gross proceeds received on or before September 30, 2007 from any additional shares sold. The Directors of the Company have agreed to indemnify DDCM for breaches of certain warranties related to the Placing. Except where breaches are the consequence of fraud or willful concealment by the Director concerned, the liability of the Directors under the Placing Agreement is limited to two times the annual fee for non-executive Directors, and two times the annual salary for its executive officers / directors.

VOTING RESTRICTIONS, AND RELATIONSHIP AGREEMENT

         After its sale of 2,797,183 shares, the Company owns approximately 56.32% of the PLC's outstanding share capital and, as such, has effective voting control at general meetings of the PLC; the PLC owns 100% of Turbotec. Under the terms of an agreement (the "RELATIONSHIP AGREEMENT") Exhibit 10.2 hereto, the Company and its directors have undertaken, inter alia, not to exercise its voting rights, except in certain circumstances, in favor of any resolution to give the Board authority under British law to allot shares in the Company, or under British law to remove or reduce any pre-emption rights that shareholders may have. The Relationship Agreement contains provisions regarding an annual administration fee; restrictions on related party transactions; restrictions on appointments to the Board and mutual confidentiality and reporting undertakings. The Relationship Agreement also contains non-competition undertakings from both the Company and the Company's Directors.

         The Relationship Agreement contains provisions restricting the ability of the Company to dispose of its interest in the Ordinary Shares into the USA in a manner that would require registration of any such disposition under the US Securities Act.

         LOAN MODIFICATION

         The Company, certain of its subsidiaries, and their bank, entered into certain loan modification agreements and assignment agreements, Exhibits 10.6, 10.7, and 10.8 hereto, to provide for the separation of the credit facilities between the Company and Turbotec Products, Inc., and the release of certain cross collateral guarantees. Principally, the Company's remaining indebtedness with its principal bank are: a secured term loan in the original principal amount of $2,025,000 and the term loan of the original principal amount of $183,000, secured by all of the assets of the Company, and a mortgage secured by the real estate and building at 651 Day Hill Road, Windsor, CT. The Company remains indebted on its mortgage secured by the real estate and building at 50 Baker Hollow Road, Windsor, CT. The Company has also pledged $337,000 as cash collateral at its principal bank to secure certain additional obligations. Turbotec Products, Inc. will remain indebted on its equipment lines of credit and one term note.

         COMMERCIAL LEASES

         The Company, as lessor, and Turbotec Products, Inc., as the lessee, formalized its intercompany rental arrangements by entering into two formal real estate leases, Exhibit 10.5 hereto, dated April 25, 2006 and effective May 8, 2006, for approximately 54,500 square feet at 651 Day Hill Road, Windsor, CT, and approximately 17,000 square feet at 50 Baker Hollow Road, Windsor, CT. Both of the leases commence April 1, 2006 with a five-year term, with one extension option for three years, and a second extension option for two years. Rent charges with respect to the 651 Day Hill Road property are equal to seven dollars per square foot in years one and two, escalating by $.25 per square foot annually thereafter through each of the extension terms; monthly fixed rent in year one equals $31,791.67, escalating to $42,010.42 monthly in year ten, assuming both lease extensions are exercised. Rent charges with respect to the 50 Baker Hollow Road property are equal to $5.50 per square foot in year one, escalating by $.25 per square foot annually thereafter through each of the extension terms; monthly fixed rent in year one equals $7,791.67, escalating to $10,979.17 monthly in year ten, assuming both lease extensions are exercised.

         The above summaries of the above-referenced agreements and instruments are interpretations by the Company of certain terms of such of the agreements and instruments, and do not contain all of the information that may be important or material in making any investment decision with respect to the Company. A copy of the text of such documents are attached as exhibits to this Form 8-K, and reading the full text of such documents for further details is highly encouraged.


ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

SHARE EXCHANGE

         In connection with the Placing, the Company exchanged 100% of its holdings in Turbotec for 7,212,307 Ordinary Shares of the PLC pursuant to the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Turbotec Products, Inc., Exhibit 10.3 hereto, and such holdings were increased to 10,009,490 Ordinary Shares pursuant to a Deed of Amendment thereto, Exhibit
10.4 hereto, constituting 100% ownership of the PLC prior to the Placing.

PLACING

         As of May 8, 2006 2,797,183 New Ordinary Shares were issued and sold by the PLC and 2,797,183 Ordinary Shares were sold by the Company to UK institutional investors. The Company, as a result, holds 7,212,307 Ordinary Shares constituting 56.32% of the PLC; an aggregate 12,806,773 shares of the PLC are outstanding.

         The gross proceeds from the sale was approximately US $8,800,000, before fees and other costs of approximately US $1.8 million. The Company and the PLC each received approximately US $3.5 million of net proceeds from the offering.

PLACING NOT IN USA

         The Ordinary Shares have not been registered under the US Securities Act of 1933, as amended, or under the applicable securities laws of any of the states of the US and, thus, may not be offered or sold in the US or to US persons or for the account or benefit of US Persons (as defined in Regulation S promulgated under the US Securities Act). The Ordinary Shares were offered only to non-US persons outside the US and not for the account of or for the benefit of any US Person (other than a distributor) in transactions exempt from the registration requirements of the US Securities Act in reliance on Regulation S. Accordingly, the Ordinary Shares are subject to the transfer restrictions set out in the admission document of the PLC, including a restriction against hedging transactions involving Ordinary Shares unless conducted in compliance with the US Securities Act. The PLC will refuse to register any transfer of the Ordinary Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act or pursuant to another available exemption from registration under the US Securities Act.


ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         The Company made a recent sale of unregistered securities of a total of 31,579 shares of common stock to Irving Goldstein of England effective May 8, 2006 as compensation for assistance in the London stock placing. The shares were valued at $0.95 per share. The exemption from the registration requirements of
Section 5 of the Securities Act of 1933 claimed was the issuance of securities not involving a public offering under ss.4(2) of the Act, and Regulation S.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         As part of the Placing transaction a reorganization of senior management of the Company and senior management of its subsidiaries was effected upon final consummation of the Placing transaction. The reorganization resulted in: (a) Anthony C. Mirabella resigned as a director of the Company, and was appointed a non-executive director of both the PLC and Turbotec. (b) Robert I. Lieberman resigned as treasurer and principal financial officer of the Company and as president of Turbotec, and was appointed finance director of the PLC, and treasurer and principal financial officer of Turbotec. (c) John F. Ferraro was appointed treasurer and principal financial officer of the Company in addition to his position as chairman, secretary, and a director of the Company. (d) Robert A. Lerman resigned as sole director of Turbotec and the PLC. He remains as President, Chief Executive Officer, and as a director of the Company. (e) Sunil Raina was appointed managing director of the PLC and president of Turbotec; Mr. Raina had formerly been vice president of Turbotec.

         There were no disagreements between the above individuals and the Company regarding any matter relating to the Company's or any of its subsidiaries' operations, policies or practices, and all resignations and appointments were made voluntarily.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

Exhibit
Number            Description of Exhibits
-------  -----------------------------------------------------------------------

 10.1             Placing  Agreement  dated as of April 28, 2006,  and effective
                  May 8, 2006

 10.2 Relationship Agreement dated as of April 28, 2006, and effective May 8, 2006

 10.3 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Turbotec Products, Inc., dated April 8, 2006

 10.4 Deed of Amendment to an Agreement for the Sale and Purchase of the Entire Issued Share Capital of Turbotec Products, Inc., dated April 11, 2006

 10.5             Form of Commercial Lease; summarized at Item 1.01 hereof.

 10.6 Loan Modification Agreement dated as of April 25, 2006, and effective May 10, 2006

 10.7 Assignment and Assumption Agreement dated as of April 25, 2006, and effective May 10, 2006

 10.8 Cash Collateral Pledge Agreement dated as of April 25, 2006, and effective May 10, 2006



                                   SIGNATURES






         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


(Registrant)
THERMODYNETICS, INC.



BY: /s/ Robert A. Lerman
   -------------------------------
    Robert A. Lerman, President

Date: May 12, 2006